UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2006

HIGHLAND CLAN CREATIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-101133
(Commission File Number)

98-0379351
(IRS Employer Identification No.)

#17 - 936 Peace Portal Drive, Blaine, Washington 98230
(Address of principal executive offices and Zip Code)

(360) 306-5275
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Our board of directors approved a fourteen (14) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. We amended our Articles of Incorporation by filing a Certificate of Change with the Nevada Secretary of State wherein we stated that we will issue fourteen (14) shares for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the forward stock split.

The change in our Articles of Incorporation was filed with the Nevada Secretary of State on March 23, 2006 to be effective on April 4, 2006. As a result, our authorized capital increased from 25,000,000 shares of common stock with a par value of $0.001 per share to 350,000,000 shares of common stock with a par value of $0.001 per share. This increased our issued and outstanding share capital from 2,807,500 shares of common stock to 39,305,000 shares of common stock.

The forward stock split is effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on Tuesday, April 4, 2006 under the new stock symbol “HCLN”. The new CUSIP number is 43004N 20 4.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1 Stamped Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND CLAN CREATIONS CORP.

By:	/s/ Brent McMullin
Brent McMullin, Director

Date: April 4, 2006